                                                                   Exhibit 10.23


                               AGREEMENT OF LEASE




                                 BY AND BETWEEN



             SONO EQUITIES, LLC. AND 1122 ASSOCIATES, LLC, AS OWNER



                                       AND



                          EDGAR ONLINE, INC., AS TENANT



                         COVERING THE NINTH FLOOR, EAST



          AT PREMISES 50 WASHINGTON STREET, SOUTH NORWALK, CONNECTICUT

                               AGREEMENT OF LEASE
                                TABLE OF CONTENTS

ARTICLE:                                                                                                   PAGE NUMBER

     1. Rent During Term................................................................................       4

     2. Occupancy.......................................................................................       4

     3. Tenant's Work and Alterations...................................................................       5

     4. Signs...........................................................................................       7

     5. Maintenance and Repairs.........................................................................       7

     6. Mechanic's Liens................................................................................       8

     7. Compliance with Law, Fire Insurance, Floor Load Requirements....................................       8

     8. Indemnity and Waiver of Subrogation.............................................................       9

     9. Exculpation.....................................................................................       9

     10. Property Loss, Damage Reimbursement Indemnity..................................................       9

     11. Destruction, Fire and Other Casualty...........................................................      10

     12. Tenant's Insurance.............................................................................      11

     13. Subordination, Attornment, Notice to Owner, Lease Modifications................................      12

     14. Eminent Domain.................................................................................      13

     15. Subleasing and Assignment......................................................................      13

     16. Electric Current...............................................................................      15

     17. Access to Premises.............................................................................      16

     18. Condition of Premises..........................................................................      17

     19. Bankruptcy.....................................................................................      17

     20. Default........................................................................................      17

     21. Remedies and Waiver of Redemption..............................................................      18

     22. Fees and Expenses..............................................................................      19

     23. Building, Alterations and Management...........................................................      19

     24. No Representations by Owner....................................................................      20

     25. End of Term....................................................................................      20

     26. Quiet Enjoyment................................................................................      20

     27. Failure to Give Possession.....................................................................      21

ARTICLE:                                                                                                   PAGE NUMBER

     28. No Waiver......................................................................................      21

     29. Waiver of Trial by Jury........................................................................      21

     30. Inability to Perform...........................................................................      21

     31. Bills and Notices..............................................................................      22

     32. Services Provided by Owners....................................................................      22

     33. Captions.......................................................................................      23

     34. Additional Definitions.........................................................................      23

     35. Adjacent Excavation-Shoring....................................................................      24

     36. Rules and Regulations..........................................................................      24

     37. Security.......................................................................................      25

     38. Estoppel Certificate...........................................................................      25

     39. Successor and Assigns..........................................................................      26

     40. Execution and Delivery.........................................................................      26

     41. Additional Rent.    ...........................................................................      26

     42. General........................................................................................      26

Rider Provisions

     43. Rider to Prevail. .............................................................................      28

     44. Operating Expenses.............................................................................      28

     45. Real Estate Taxes .............................................................................      31

     46. Directory Listing .............................................................................      31

     47. Broker.........................................................................................      32

     48. Owner's Work...................................................................................      32

     49. Relocation and Substitution of Premises. - Intentionally Deleted ..............................      32

     50. Hazardous Waste................................................................................      32

     51. Parking........................................................................................      34

     52. Option to Renew................................................................................      34

     53. Cancellation of Existing Lease.................................................................      33

     54. Termination Option.............................................................................      34

Exhibit A      Floor Plan

Exhibit B      Rules and Regulations

Exhibit C      Cleaning Schedule

AGREEMENT OF LEASE, made as of this 7th day of June 1999, between Sono Equities, LLC and 1122 Associates, LLC, c/o Prime Location, Inc., 50 Washington Street, South Norwalk, Connecticut 06854 party of the first part, hereinafter referred to as Owner, and EDGAR Online, Inc., a Connecticut corporation, 50 Washington Street, South Norwalk, Connecticut 06854 party of the second part, hereinafter referred to as Tenant,

WITNESSETH:

         Owner hereby leases to Tenant and Tenant hereby hires from Owner a portion of the ninth (9th) floor as more fully shown on the floor plan annexed hereto as Schedule A (the "DEMISED PREMISES") in the building known as 50 Washington Street, in the City of Norwalk, Connecticut (the "BUILDING"), for a term of seven (7) years (or until such term shall sooner cease and expire as hereinafter provided) to commence on the 1st day of July, 1999 ("LEASE COMMENCEMENT DATE"), and to end on the 30th day of June, 2006, ("LEASE EXPIRATION DATE") both dates inclusive, at an annual rental rate as set forth in
Article 1 herein, which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first monthly installment on the execution hereof (unless this lease be a renewal).

         In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner's predecessor in interest, Owner may at Owner's option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as Additional Rent.

         The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

         1. Rent During the Term.

                  (a) Tenant shall pay to Landlord annual rent (the "BASE RENT") as set forth on the schedule below in equal monthly installments on the 1st day of each and every month, without counterclaim, setoff or deduction. Annual Base Rent shall be due and payable as follows:

                PERIOD                   ANNUAL RENT               MONTHLY RENT
                ------                   -----------               ------------

         7/1/1999 - 6/30/2000            $131,250.00                $10,937.50
         7/1/2000 - 6/30/2001            $132,750.00                $11,562.50
         7/1/2001 - 6/30/2002            $146,250.00                $12,187.50
         7/1/2002 - 6/30/2003            $153,750.00                $12,812.50
         7/1/2003 - 6/30/2004            $161,250.00                $13,437.50
         7/1/2004 - 6/30/2005            $168,750.00                $14,062.50
         7/1/2005 - 6/30/2006            $176,250.00                $14,687.50

                  (b) Notwithstanding section (a), the lease commencement date shall be the date that Owner's Initial Work has been substantially completed and the Demised Premises are ready for occupancy by Tenant (the "LEASE COMMENCEMENT DATE"). Notwithstanding subsection (a), Tenant shall not be obligated to commence paying rent until the date that is one (1) month after the Lease Commencement Date (the "RENT COMMENCEMENT DATE"). If the Lease Commencement Date is not the first day of a month, rent for the balance of the month in which the Rent Commencement Date occurs shall be prorated equitably.

Date occurs shall be prorated equitably.
         2. Occupancy.

                  (a) Tenant shall use and occupy Demised Premises for general office space and for no other purposes.

                  (b) Tenant represents that it shall not disturb the occupancy of other Tenants of the building by reason of odors, noise or vibration emanating from the Demised Premises.

                  (c) Tenant will not at any time use or occupy the Demised Premises in violation of the certificate of occupancy issued for the building of which the Demised Premises are a part.

         3. Tenant's Work and Alterations.

                  (a) Preparation of Premises, Tenant's Work. Tenant, at Tenant's sole cost and expense, may make future alterations, decorations, installations or improvements in or to the Demised Premises (collectively referred to herein as "Tenant's Work"), all subject to the Owner's prior approval and the other requirements and conditions of this Lease, except that Tenant may make minor decorative alterations without Owner's prior consent. Owner agrees to not unreasonably withhold its consent to any Tenant's Work, provided:

                           (i) It is non-structural in nature;

                           (ii) It is performed only by such contractors or
mechanics reasonably approved by Owner;

                           (iii) In the opinion of the Owner, the Tenant's Work
will not adversely affect the functioning of the Building's mechanical, electrical, sanitary, plumbing and heating systems or any other utility or service systems;

                           (iv) The Tenant's Work will not result in a violation
of, or require a change in, the certificate of occupancy applicable to the Demised Premises or the Building;

                           (v) The character, outside appearance, usefulness or
rentability of the Building, either in the course of the making of such Tenant's Work or upon completion, will not be adversely affected;

                           (vi) No part of the Building outside of the Demised
Premises will by physically affected;

                           (vii) Tenant shall submit to Owner detailed plans and
specifications of Tenant's Work prepared by Tenant at Tenant's sole cost and expense for Owner's review;

                           (viii) No such Tenant's Work shall be undertaken
until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or department, or subdivision of same, having jurisdiction, and furnished the same to Owner along with a certificate evidencing that Tenant and Tenant's contractors have procured and paid for Workmen's Compensation Insurance covering all persons employed in connection with Tenant's Work and with respect to whom death or bodily injury claims could be asserted against Owner and Tenant, and general liability insurance, including as the insured, Owner and Tenant with limits of not less than those fixed for such insurance in this Lease, shall be maintained by Tenant at Tenant's sole cost and expense at all times when any Tenant's Work is in progress;

                           (ix) Tenant shall promptly reimburse Owner for all
reasonable out-of-pocket expenses, not to exceed $500.00, incurred by Owner in connection with: (a) its decision and if required, (b) the decision of any superior mortgagee and underlying owner as to whether to approve any Tenant's Work, and (c) the inspection of the Tenant's Work to determine whether the same are being or have been performed in accordance with the approved plans and specifications therefor and with all legal requirements and insurance requirements, including the fees and expenses of any attorney, architect or engineer employed for such purpose. Owner shall exercise its good faith efforts to obtain any required consents from any superior mortgagee and underlying owner but in no event shall Owner be required to initiate any action in connection therewith. If such Tenant's Work requires consent by or notice to the superior mortgagee or underlying owner, Tenant, notwithstanding anything to the contrary contained in this Article, shall not proceed with the same until such consent has been received, or such notice has been given, as the case may be, and all applicable conditions and provisions of the superior mortgagee or underlying owner with respect to the proposed Tenant's Work have been met or complied with at Tenant's sole expenses. Any Tenant's Work for which consent has been received shall be performed in accordance with approved plans and specifications therefor, and no changes other than minor field changes thereto shall be made without the prior consent of Owner;

                           (x) Except for minor decorative alterations and the
installation of personal property, business fixtures, furniture and inventory, no alterations and/or additions shall be undertaken except under the supervision of a licensed architect or licensed professional engineer reasonably satisfactory to Owner;

                           (xi) All Tenant's Work shall be performed in a good
and first class workmanlike manner, using new materials and equipment at least equal in quality to the then standards for the Building established by the Owner. All Tenant's Work shall be promptly commenced and completed and shall be performed in such manner so as not to interfere with the occupancy of any other tenant nor delay or impose any additional expense upon Owner in the maintenance, cleaning, repair, safety, management, or security of the Building or the Building's equipment. If any additional expense is incurred, Owner may collect the same from Tenant and Tenant's failure to promptly pay the same when billed shall entitle Owner to treat such nonpayment as a nonpayment of rent under this Lease. Upon the completion of Tenant's Work, Tenant shall deliver a complete set of "As Built" drawings and plans to Owner. No improvement shall involve the removal of any fixtures, equipment or other property in the Demised Premises which are not the Tenant's sole and exclusive property without the Owner's prior written consent which shall not be withheld if they shall be promptly replaced, at Tenant's expense, with fixtures, equipment or other property of like utility and at least equal value (which thereupon shall become the property of the Owner);

                           (xii) No approval of any plans or specifications made
by Owner or consent by Owner allowing Tenant to make any improvements or any inspection of improvements made by or for Owner shall in any way be deemed to be an agreement by Owner that the contemplated improvements comply with any legal requirements or insurance requirements or the certificate of occupancy of the Building, nor shall it be deemed to be a waiver by Owner of the compliance of Tenant with any such legal or insurance requirements;

                           (xiii) All fixtures and fixture-type equipment
installed or used by Tenant in the Premises shall be fully paid for by Tenant and shall not be subject to conditional bills of sale, chattel mortgages or other title retention agreements; all fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant's behalf, shall upon installation, become the property of Owner and shall remain upon and be surrendered with the Demised Premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish the Owner's right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant's expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant's removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the Demised Premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant's removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner's property or may be removed from the premises by Owner, at Tenant's expense.

                           (xiv) On the completion date of Tenant's Work, Tenant
shall deliver to Owner a Certificate of Occupancy or an equivalent permit or certificate which may be required by any governmental authority having jurisdiction thereof.

                  (b) Exterior Alterations. Tenant may not make any changes or installations to the exterior of the Demised Premises, or intended to be visible from the exterior of the Demised Premises. No window-type air conditioner may be installed in the building or through any of its exterior walls and no equipment may be installed on the roof of the building. No openings may be cut in the roof, floors, or the exterior walls of the building.

         4. Signs.

                  Any sign or other installation intended to be visible from outside the Demised Premises installed by Tenant must be approved by Owner for content, color, construction, and method of installation in Owner's sole discretion. The sign, as installed, shall comply with all municipal requirements and shall comply with Owner's standard for the building. Owner will not unreasonably withhold consent to an identification sign on Tenant's door at the entrance to its space.

         5. Maintenance and Repairs.

                  (a) Tenant shall, throughout the term of this lease, at its own cost and expense, take good care of the Demised Premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the Demised Premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant's Subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any Subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any Subtenant, such liability to be apportioned among such other tortfeasors as may be liable for such damage(s) or injury(ies). Tenant shall also repair all damage to the building and the Demised Premises caused by the moving of Tenant's fixtures, furniture and equipment. Tenant shall promptly make, at Tenant's expense, all repairs in and to the Demised Premises for which Tenant is responsible, using only the contractors approved by Owner which approval shall not be unreasonably withheld. If any replacements become necessary or advisable, Tenant shall make replacements of equal quality, value and design, as reasonably determined by the Owner. If, in the Owner's reasonable opinion, any repairs or maintenance are not made in a timely manner, then in addition to any other remedies Owners may have, Owner may perform the obligation of Tenant and charge the Tenant the cost of same as Additional Rent. Tenant shall have the right to contract with a security company of Tenant's choice except that any installations relating to security shall be subject to landlord's reasonable approval.

                  (b) Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of the Demised Premises, and the public portions of the building interior and the building plumbing, electrical, heating, air conditioning and ventilating systems (to the extent such systems presently exist) serving the Demised Premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the Demised Premises or in and to the fixtures, appurtenances or equipment thereof, provided the premises are reasonably tenantable if such repairs, alterations, additions or improvements continue for more than two business days. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the Covenants of this or any other article of this Lease. Tenant agrees that Tenant's sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 5 shall not apply in the case of fire or other casualty which are dealt with elsewhere in this Lease.

                  (c) Tenant, at Tenant's expense, shall cause all portions of the Demised Premises used for storage, preparation, service or consumption of food or beverages to be exterminated against infestation by vermin, rodents or roaches regularly by persons approved in writing in advance by Owner.

                  (d) Tenant will not clean nor require, permit, suffer or allow any window in the Demised Premises to be cleaned from the outside in violation of any applicable law.


         6. Mechanics Liens.

                  If any mechanics or other liens or orders for the payment of money shall be filed against the Demised Premises or any building or improvement thereon by reason of or arising out of any labor or materials furnished or alleged to have been furnished or to be furnished to, or for the Tenant at the leased premises or for or by reason of any change, alteration or addition or the cost or expense thereof, or any contract relating thereto, or against the Owner thereof, the Tenant shall within sixty (60) days cause the same to be canceled and discharged of record, by bond or otherwise at the election and expense of the Tenant, and shall also defend on behalf of the Owner at the Tenant's sole cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien(s), or orders. If the Tenant shall fail to take such action as shall cause such lien to be discharged within sixty (60) days after notice to the Tenant of the filling of such lien, the Owner may pay the amount of such lien or discharge the same by deposit or by bonding proceedings, and in that event, Owner may require the lienor to prosecute an appropriate action to enforce the lienor's claim. In such case, the Owner may pay any judgment recovered on such claim. Any amount paid or expense incurred by the Owner, as herein provided, shall be deemed to be Additional Rent for the Demised Premises and shall be due and payable by the Tenant to the Owner on demand on the first day of the next following month.

         7. Compliance with Law, Fire Insurance, Floor Loads Requirements.

                  Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant's sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of any state Board of Fire Underwriters, Insurance Service Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the Demised Premises, whether or not arising out of Tenant's use or manner of use thereof, (excluding Tenant's permitted use) or, with respect to the Building if arising out of Tenant's use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the Demised Premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to Owner's satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney's fees, by cash deposit or by surety bond in an amount and from a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the Demised Premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the Demised Premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the Demised Premises or the building of which the Demised Premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the Demised Premises except as now or hereafter permitted by any fire department, Board of Fire Underwriters, fire insurance rating organization, or other authority having jurisdiction over the Demised Premises, and then only in such manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant's occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant's failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as Additional Rent hereunder, for that of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or "make up" of rate for the building or Demised Premises issued by a body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place load upon any floor of the Demised Premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant's expense, in settings sufficient, in Owner's judgment, to absorb and prevent vibration, noise and annoyance. Owner acknowledges that the Tenant's current use of the Demised Premises does not exceed the floor load per square foot of area which it was designed to carry and which is permitted by law. To the best knowledge of Owner, the Building does not violate any environmental laws or the Americans with Disabilities Act.

         8. Indemnity and Waiver of Subrogation.

                  (a) Tenant covenants and agrees to indemnify and save harmless Owner and any managing agent, fee owner and any mortgagee and any lessor under any ground or underlying lease, and their respective contractors, agents, officers and employees, licensees and invitees, from and against any and all loss or liability (statutory or otherwise), claims, suits, demands, damages, judgments, costs, interest and expenses (including, but not limited to, counsel fees, witness fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer, by reason of any claim for, any injury to, or death of, any person or persons (including, without limitation, Owner, its agents, contractors, employees, licensees and invitees) or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the occupancy or use of or from any work, installation or thing whatsoever done in, at or about the Demised Premises arising from and after the execution of this Lease, or resulting from any default by Tenant in the performance of Tenant's obligations under this Lease or from any act, omission or negligence of Tenant or any of Tenant's officers, directors, agents, contractors, employees, Subtenants, licensees or invitees (individually and collectively, "CLAIMS"). Tenant shall pay, satisfy and discharge any judgments, orders and decrees which may be recovered against Landlord, any lessor, or mortgagee in connection with a Claim within thirty days after the rendering thereof. This indemnity shall be construed so that Tenant shall defend and indemnify Owner at Tenant's expense, using counsel satisfactory to Owner, in each instance in which a Claim is made. Tenant shall be responsible for the protection of Owner under this clause as soon as a Claim is made. Tenant shall not be responsible for any damage or injury arising from or in connection with the occupancy of the premises to the extent that such damage or injury is caused by Landlord's action or inaction, or the action or inaction of any of Landlord's officers, directors, agents, contractors, employees, licensees or invitees.

                  (b) Owner's Indemnity: Owner covenants and agrees to indemnify and save and hold harmless Tenant and their respective contractors, agents, officers and employees, licensees and invitees, from and against any and all loss or liability (statutory or otherwise), claims, suits, demands, damages, judgements, costs, interest and reasonable expenses (including but not limited to counsel fees, witness fees and disbursements incurred in the defense of any action or proceeding), to which they may be subject or which they may suffer by reason of any claim for, any injury to, or death of, any persons (including without limitation, Tenant, its agents, contractors, employees, licensees and invitees) or damage to property (including any loss of use thereof) or otherwise arising from or in connection with the common areas of the Building of which the Demised Premises forms a part or to the extent resulting from any default by Owner and/or Owner's Agents in the performance of Owner's obligations under this Lease or from any act, omission or gross negligence of Owner or any of Owner's office, directors, agents, contractors, employees, licensees or invitees (individually and collectively "Claims"). Owner shall pay, satisfy and discharge any judgments, orders, and decrees which may be recovered against Tenant, in connection with a Claim within 90 days after rendering thereof. Upon written notice from Tenant Owner shall be responsible for the protection of Tenant under this clause as soon as a claim is made.

                  (c) Owner shall not be responsible or liable to Tenant for any loss or damage resulting to Tenant or its property, or property under Tenant's care and custody, for any reason, including (but not limited to) damage caused by water, steam, leakage, fire, theft, vandalism or the bursting, stoppage or overflow of any drain, water or sewer pipe, or sprinkler pipe or for any other cause whatsoever other than Owner's negligence.

                  (d) Notwithstanding the foregoing, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. Owner and Tenant each hereby releases and waives all right of recovery against the other or any one claiming through or under each of them by way of subrogation or otherwise. Tenant acknowledges that Owner will not carry insurance on Tenant's furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. Tenant hereby waives the provisions of any law to the contrary and agrees that the provisions of this article shall govern and control in lieu thereof.

         9. Exculpation

                  Tenant shall look only to Owner's equity in the Building for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Owner in the event of any default or liability by Owner hereunder, and no other property or assets of Owner and no property of any officer, employee, director, shareholder, partner or principal of Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies under or with respect to this Lease, the relationship of Owner and Tenant hereunder or Tenant's use or occupancy of the Demised Premises. Owner represents that it maintains commercial general liability insurance with limits of liability in excess of $20,000,000.

         10. Property Loss, Damage Reimbursement Indemnity.

                  Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other Tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the Demised Premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner's own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction unless such closing or darkening of windows materially adversely affects Tenant's business operations for a period exceeding 10 business days. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant's agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant's agents, contractors, employees, invitees or licensees. Tenant's liability under this lease extends to the acts and omissions of any subtenant, and any agent, contractor, employee, invitee or licensee of any subtenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant's expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

         11. Destruction, Fire and Other Casualty.

(a) If the Demised Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice therefor to Owner and this lease shall continue in full and force and effect except as hereinafter set forth; (b) if the Demised Premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the Base Rent and other items of Additional Rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable; (c) if the Demised Premises are totally damaged or rendered wholly unusable by fire or other casualty, then the Base Rent and other items of Additional Rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner's right to elect not to restore the same as hereinafter provided; or (d) if the Demised Premises are rendered wholly unusable or (whether or not the Demised Premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 60 days after such fire or casualty, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord's rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, within 180 days, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner's control but no event later 210 days. After any such casualty, Tenant shall cooperate with Owner's restoration by removing from the premises as promptly as reasonably possible, all of Tenant's salvageable inventory and moveable equipment, furniture, and other property. Tenant's liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant's occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner's obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. Notwithstanding anything to the contrary herein, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d) and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the Demised Premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein.

         12. Tenant's Insurance

                  (a) Tenant shall obtain at its own expense and keep in full force and effect during the Term, a policy of commercial general liability insurance (including, without limitation, insurance covering Tenant's contractual liability under the Lease), under which Tenant is named as the insured, and Landlord, Landlord's managing agent, the present and any future mortgagee of the Real Property or the Building and/or such other designees specified by Landlord from time to time, are named as additional insured. Such policy shall contain a provision that no act or omission of Tenant shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Such policy shall also contain a provision which provides the insurance company will not cancel or refuse to renew the policy, or change in any material way the nature or extent of the coverage provided by such policy, without first giving Landlord at least thirty (30) days written notice by certified mail, return receipt requested, which notice shall contain the policy number and the names of the insured and policy holder. The minimum limits of liability shall be a combined single limit with respect to each occurrence in an amount of not less than $1,000,000 for injury (or death) and damage to property or such greater amounts and other coverages as Landlord may, from time to time, reasonably require. Tenant shall also maintain at its own expense during the Term a policy of workers' compensation insurance providing statutory benefits for Tenant's employer's liability. Tenant shall provide to Landlord upon execution of this Lease and at least thirty (30) days prior to the termination of any existing policy, a certificate evidencing the effectiveness of the insurance policies required to be maintained hereunder which shall include the named insured, additional insured, carrier, policy number, limits of liability, effective date, the name of the insurance agent and its telephone number. Tenant shall provide Landlord with a complete copy of any such policy upon written request of Landlord. Tenant shall have no right to obtain any of the insurance required hereunder pursuant to a blanket policy covering other properties unless the blanket policy contains an endorsement that names Landlord, Landlord's managing agent and/or designees specified by Landlord from time to time, as additional insured, references the Demised Premises, and guarantees a minimum limit available for the Demised Premises equal to the amount of insurance required to be maintained hereunder. Each policy required hereunder shall contain a clause that the policy and the coverage evidenced thereby shall be primary with respect to any policies carried by Landlord, and that any coverage carried by Landlord shall be excess insurance. The limits of the insurance required under this subsection shall not limit the liability of Tenant under this Lease. All insurance required to be carried by Tenant pursuant to the terms of this Lease shall be effected under valid and enforceable policies issued by reputable and independent insurers permitted to do business in the State where the Building containing the Demised Premises is located, and rated in Bests Insurance Guide, or any successor thereto (or if there be none, an organization having a national reputation) as having a general policyholder rating of "A" and a financial rating of at least "13". In the event that Tenant fails to continuously maintain insurance as required by this subsection, Landlord may, at its option and without relieving Tenant of any obligation hereunder, order such insurance and pay for the same at the expense of Tenant. In such event, Tenant shall repay the amount expended by Landlord, with interest thereon, immediately upon Landlord's written demand therefor.

                  (b) Tenant shall also maintain at its own expense during the Term a policy against fire and other casualty on an "all risk" form covering all alterations, construction and other improvements installed within the Demised Premises, whether existing in the Demised Premises on the date hereof or hereinafter installed by or on behalf of Landlord or Tenant, and on all furniture, fixtures equipment, personal property and inventory of Tenant located in the Demised Premises and any property in he care, custody and control of Tenant (fixed or otherwise) sufficient to provide 100% full replacement value of such items, which policy shall otherwise comply with the provisions of sections
(a) and (c) of this Article 10. On any such policy Tenant shall name landlord as a loss payee, as its interest may appear. If the payment of an additional premium is required for the inclusion of such waiver of subrogation provision, Tenant shall advise Landlord of the amount thereof and Landlord shall pay the same or be deemed to have waived the benefit thereof.

                  (c) To the extent reasonably possible, the parties hereto shall procure an appropriate clause in, or endorsement on, any "all-risk" property insurance covering the Demised Premises and the Building, including its respective alterations, construction and other improvements as well as personal property, fixtures, furniture, inventory and equipment located thereon or therein, pursuant to which the insurance companies waive subrogation or consent to a waiver of right of recovery against the other party, and each party hereby agrees that it will not make any claim against or seek to recover from the other or the partners, directors, officers, shareholders or employees of such party for any loss or damage to its property or the property of others resulting from fire or other hazards covered by such "all-risk" property insurance policies to the extent that such loss or damage is actually recoverable under such policies exclusive of any deductibles. Such waiver will not apply should any loss or damage result from one of the parties' gross negligence or willful misconduct. If the payment of an additional premium is required for the inclusion or such waiver of subrogation provision, each party shall advise the other of the amount of any such additional premiums and the other party shall pay the same.

                  (d) It is expressly understood and agreed that Owner will not be obligated to repair or replace or carry insurance on the alterations, construction and other improvements presently existing or hereafter installed within the Demised Premises or on Tenants's fixtures, furnishings, equipment, personal property or inventory located in the Demised Premises or insurance against interruption of Tenant's business.

                  (e) Owner shall maintain casualty insurance in an amount necessary to cover the full replacement value of the Building and commercial general liability insurance with minimum limits of liability in an amount not less than $2,000,000.


         13. Subordination, Attornment, Notice to Owner, Lease Modification

                  (a) This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which Demised Premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the Demised Premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

                  (b) If at any time or times during the term of this Lease, (i) the Owner of the Demised Premises shall be the holder of a Leasehold estate covering premises of which the Demised Premises forms a part, and if such Leasehold estate shall expire or terminate for any reason, or (ii) if the Building, Land or the Owner's aforesaid Leasehold estate shall now or hereafter be affected by a mortgage, then the Tenant shall, at the election and upon the demand of any owner of the premises of which the Demised Premises are a part, or of any mortgagee in possession thereof, attorn to any such owner or mortgagee upon the terms and conditions set forth herein for the remainder of the term of this Lease. The foregoing provisions shall inure to the benefit of any such owner or mortgagee and shall, in the event of any such election and demand, be self-operative without the necessity of the execution of any further instruments; but the Tenant agrees upon the demand of any such owner or mortgagee to execute, acknowledge and deliver any instrument or instruments confirming such attornment. The foregoing provision shall not be construed to limit or preclude any other rights such owner or mortgagee may then have under the law or otherwise.

                  (c) In the event of an act or omission or alleged act or omission by Owner which would give Tenant the right to terminate this Lease or to abate the payment of rent or to claim a partial or total eviction, Tenant shall not exercise any such right unless (i) Tenant shall first have given written notice of such act or omission to Owner and to the holder of any mortgage on the Building (whose name and address shall previously have been furnished to Tenant) and (ii) neither Owner nor any mortgagee shall have commenced to cure such act or omission within a reasonable period of time following the giving of such notice (which reasonable period shall in no event be less than the period to which Owner would be entitled under this Lease or otherwise, after similar notice, to effect such remedy).

                  (d) If, in connection with the procurement, continuation or renewal of any financing for which the Land or the Building represents collateral in whole or in part, an institutional lender shall request reasonable modifications of the Lease as a condition of such financing, Tenant will not withhold its consent thereto; provided that such modification does not materially affect any rights of Tenant under this Lease.

                  (e) Owner shall provide a non-disturbance agreement in favor of Tenant from Owner's current lender. In addition, Owner shall use reasonable efforts to provide a non-disturbance agreement from any further lender.


         14. Eminent Domain.

                  If the whole or any part of the Demised Premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant's entire interest in any such award. Tenant shall have the right to make an independent claim to the condemned authority for the value of Tenant's moving, expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner's award.


         15. Subleasing and Assignment.

                  (a) Leaseback by Owner.

                           (i) If Tenant shall desire to sublet or assign this
Lease, Tenant shall submit a Tenant's Notice to Owner. Tenant's Notice shall be deemed an offer from Tenant to Owner whereby Owner (or Owner's designee) may, at its option, terminate this Lease (as to any assignment) or remove the portion of the premises sought to be sublet from the scope of the Lease (the "Sublet Premises"). Owner's option may be exercised by Owner by notice to Tenant at any time within thirty (30) days after receipt of Tenant's Notice to Owner; and during such thirty (30) day period Tenant shall not assign this Lease or sublet the premises to any person.

                           (ii) If Owner exercises its option to terminate this
Lease, this Lease shall end and expire (as to such portion) on the date that such assignment was to be effective, and the Annual Rent and Additional Rent due hereunder shall be paid and apportioned to such date. If Owner exercises its option to remove the Subleased Premises from this Lease, Tenant's rent shall be reduced by a fraction, the numerator of which is the square footage of the Subleased Premises, and the denominator of which is the square footage of the Demised Premises and Tenant shall have no further liability for the Subleased Premises under this Lease.

                           (iii) If Owner exercises its option to terminate this
Lease or to remove the Subleased Premises from this Lease, Owner shall be free to and shall have no liability to Tenant if Owner should lease the Demised Premises (or any part thereof) to Tenant's prospective subtenant or assignee.

                           (iv) If the Subleased Premises are removed from this
Lease, Tenant grants to Owner the right to enter onto the Demised Premises and to construct such demising walls or other facilities as may be needed to physically separate the Subleased Premises from the Demised Premises, or (at Tenant's option) to effect whatever lesser or additional degree of separation may have been agreed to between Tenant and the prospective subtenant.

                           (v) If (1) Owner fails to exercise its option under
this subsection (a) and consents to a proposed assignment under subsection (b), and (2) Tenant fails to execute and deliver the assignment or sublease to which Owner consented within one hundred twenty (120) days after the giving of such consent, then Tenant shall again be required to comply with all of the provisions of this subsection (a) before assigning this Lease or subletting the premises.

                  (b) Conditions for Consent to Assignment or Sublease. If Owner does not exercise its option under subsection (a), Owner will not unreasonably withhold or delay consent to an assignment of the Lease or a Sublease, subject to the following conditions precedent:

                           (i) Tenant shall deliver to Owner, not less than
thirty (30) days prior to its proposed effective date, a duplicate original of the written instrument of assignment or Sublease, in recordable form, containing the name and address of the proposed assignee or subtenant and an assumption by the assignee of the Lease (with respect to an assignment) of all obligations to be performed by the Tenant thereunder directly enforceable by Owner, together with sufficient information (certified by an independent accountant) to enable Owner to evaluate the financial strength, business experience, and creditworthiness of the assignee or subtenant. Owner may require other information with respect thereto in connection with Tenant's request.

                           (ii) The proposed assignee or subtenant shall have a
net worth at least equal to the net worth of Tenant on the date thereof. In addition, the Tenant, the proposed assignee or subtenant shall be of such financial strength, creditworthiness and business experience at the time of the assignment (of which Owner shall be the sole judge) as to give reasonable assurance of the successful operation of the business and the payment of all rents and other amounts reserved in this Lease and compliance with all of the terms covenants, provisions and conditions of this Lease.

                           (iii) No assignment or Sublease shall relieve Tenant
from any liability hereunder. The assignment and assumption agreement shall contain a covenant by which each permitted assignee or transferee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant's part to be performed for the term of this Lease.



                           (iv) An assignment or Sublease in violation of this
section shall be void and of no force and effect, except that until any Tenant's default is cured, the proposed assignee or subtenant will be deemed to be guaranteeing Tenant's obligations hereunder.

                  (c) Substituted Guaranties. Notwithstanding part (b)(iii) above, if Tenant is a corporation, limited liability company, or partnership and the principals of Tenant have executed guaranties in the form attached, Owner shall release those principals from liability under their guaranties after an assignment or sublease of this Lease, provided the principals of the assignee execute replacement guaranties in substantially the same form, and such principals have a net worth substantially equal to the net worth of existing principals on the date of this Lease or the date of the assignment, whichever is greater.

                  (e) Fees. Tenant shall pay any fees incurred by the Owner, including reasonable attorneys fees, a reasonable administrative fee for a credit check and architectural or engineering review fees, in connection with a proposed sublease or assignment.

                  (f) Collection not Waiver or Consent. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under. Tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-Tenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any wise be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.


                  (g) Effect of Transfer of Control. A sublet of a portion or all of the Demised Premises to an affiliate of Tenant, or of up to 40% of the Demised Premises in the aggregate to a client or clients of Tenant shall not be a sublet which requires the consent of Owner. An assignment or sublet in conjunction with a corporate restructuring of Tenant or the merger of Tenant into or the acquisition by Tenant by another corporation shall not require the consent of Owner.

                  (h) Owner hereby consents to the sublease of the portions of the Demised Premises indicated on Schedule A to CFN and Wall Street Voice respectively.


         16. Electric Current.

                  (a) Tenant agrees that Owner may furnish electricity to Tenant on a "submetering" basis in accordance with subsection (c) or on a "rent inclusion" basis in accordance with subsection (b). Owner reserves the right, at any time upon thirty (30) days written notice, to change the way it furnishes electricity to Tenant from a rent inclusion basis to a submetering basis or direct service basis, or vice versa.

                  (b) Rent Inclusion. (i) Unless Owner elects to supply electricity to the Demised Premises in accordance with subsection (c) or to have Tenant obtain electricity from the public utility furnishing electricity to the Building pursuant to the provisions of subsection (d) hereof, Owner shall furnish electric current to the Demised Premises for the use of Tenant for the operation of the lighting fixtures and the electrical receptacles for ordinary office equipment in the Demised Premises on a "rent inclusion" basis, that is, there shall be no separate charge to Tenant for such electric current by way of measuring such electricity service on any meter. The annual Base Rent set forth in this Lease includes an annual charge in the amount of $11,250.00 (such amount being referred to as the "ELECTRICITY INCLUSION FACTOR").

                           (ii) The Electricity Inclusion Factor shall be
collectible by Owner in the same manner as annual Base Rent.

                           (iii) If Owner discontinues furnishing electricity to
Tenant in accordance with this Article, the annual Base Rent shall be decreased by the Electricity Inclusion Factor effective as of the date Owner discontinues the provision of electricity in such manner.

                  (c) Metered Electrical Current. (i) Owner shall have the right, on thirty (30) days notice, to furnish electricity to the Demised Premises, and Tenant shall pay Owner for Tenant's demand and consumption of electricity, as determined by meters or submeters (installed by Owner, at Tenant's cost, for the purpose of measuring such consumption) at charges, terms and rates set, from time to time, during the term of this Lease by Owner but no more than those specified in the service classification in effect on January 1, 1998 pursuant to which Owner then purchased electric current from the public utility corporation serving the part of the city where the Building is located; provided, however, said charges shall be increased in the same percentage as any percentage increase in the billing to Owner for electricity for the entire building, by reason of increase in Owner's electric rates, charges, fuel adjustment or service classifications, or by taxes or charges of any kind imposed thereon, of for any other such reason, subsequent to January 1, 1998. Any such percentage increase in Owner's billing for electricity shall be computed by the application of the average consumption (energy and demand) of electricity for the entire building for the twelve (12) full months immediately prior to the rate change, other change, or any changed methods of or rules on billing for same, on a consistent basis to the new rate and to the service classification in effect on January 1, 1998. If the average consumption of electricity for the entire building for said prior twelve (12) months cannot reasonably be applied and used with respect to changed methods of or rules on billing, then the percentage increase shall be computed by the use of the average consumption (energy and demand) for the entire building for the first three (3) months after such change, projected to a full twelve (12) months; and that same consumption, so projected, shall be applied to the service classification in effect on January 1, 1998. Amounts required to be paid by Tenant to Owner under this Article shall be referred to as "ELECTRICITY ADDITIONAL RENT".

                           (ii) Where more than one meter measures the
electricity supplied to Tenant, the electricity rendered through each meter may be computed and billed separately in accordance with the provisions hereinabove set forth. Bills for the Electricity Additional Rent shall be rendered to Tenant at such time as Owner may elect, and Tenant shall pay the amount shown thereon to Owner as Additional Rent within thirty (30) days after receipt of such bill.

                  (d) If Owner elects to discontinue furnishing electricity to Tenant, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that from and after the effective date of such discontinuance, Owner shall not be obligated to furnish electricity to Tenant and Tenant shall not be obligated to pay the Electricity Additional Rent. If Owner so discontinues furnishing electricity to Tenant, Tenant shall use diligent efforts to obtain electric energy directly from the public utility furnishing electric service to the Building. The costs of such service shall be paid by Tenant directly to such public utility. Such electricity may be furnished to Tenant by means of the existing electrical facilities serving the Demised Premises, at no additional charge, to the extent the same are available, suitable and safe for such purposes as determined by Owner. All meters and all additional panel boards, feeders, risers, wiring and other conductors and equipment which may be required to obtain electricity shall be installed by Owner at Tenant's expense. Provided Tenant shall use and continue to use diligent efforts to obtain electric energy directly from the public utility, Owner, shall not discontinue furnishing electricity to the Demised Premises until such installations have been made and Tenant shall be able to obtain electricity directly from the public utility. In the event that Tenant is unable to obtain electrical service at a reasonable cost when compared to the cost of such service to other spaces of comparable size and configuration in Norwalk, CT, Tenant shall not have any further obligation to expend diligent efforts to obtain such service and Owner shall continue to provide electric service either on a rent inclusion basis or by submeter.

                  (e) Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the building. Tenant shall not use any electrical equipment which, in Owner's reasonable judgment, would exceed the capacity of any of the electrical conductors or equipment in or otherwise servicing the Demised Premises or interfere with the electrical service to other Tenants of the building. Owner agrees that Tenant's current use of the Demised Premises does not exceed the permitted capacity or interfere with the electrical service to other tenants. In the event that, Tenant's future electrical requirements necessitate installation of an additional riser, risers or other proper and necessary conductors or equipment, Owner shall so notify Tenant of same. Within ten (10) business days after receipt of such notice, Tenant shall either cease use of electrical equipment or shall request that additional electricity capacity (specifying the amount requested) be made available to Tenant. Owner, in Owner's sole judgment, shall determine whether to make available such additional electrical capacity to Tenant and the amount of such additional electrical capacity to be made available. If Owner shall agree to make available additional electrical capacity and the same necessitates installation of an additional riser, risers or other proper and necessary conductors or equipment, including, without limitation, any switchgear, the same shall be installed by Owner. Any such installation shall be made at Tenant's sole cost and expense, and shall be chargeable and collectible as Additional Rent and paid within thirty (30) days after the rendition of a bill to Tenant therefor. Owner shall not be liable in any way to Tenant for any failure or defect in the supply or character of electric service furnished to the Demised Premises by reason of any requirement, act or omission of the utility company serving the building or for any other reason not attributable to the gross negligence of Owner, whether electricity is provided by public or private utility or by any electricity generation system owned and operated by Owner.


                  (f) Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner's opinion, reasonably exercised, will overload such installments or interfere with the use thereof by other Tenants of the building. The change at any time of the character of electric service shall in no wise make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

         17. Access to Premises.

                  Owner or Owner's agent shall have the right (but shall not be obligated) to enter the Demised Premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the Demised Premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the Demised Premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise provided that such work does not materially adversely affect Tenant's business operations for a period exceeding ten (10) business days. Throughout the term hereof Owner shall have the right to enter the demised premised at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the same to prospective Tenants. If Tenant is not present to open and permit an entry into the Demised Premises, Owner or Owner's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant's property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant's property therefrom Owner may immediately enter, alter, renovate or redecorate the Demised Premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant's obligations hereunder. Owner shall provide twenty-four (24) hours advance notice of its intent to enter the premises, except in the case of emergency.

         18. Condition of Premises.

                  Tenant has inspected the Demised Premises and accepts them as is, subject to the riders annexed hereto with respect to Owner's Work, if any and subject to the other provisions of this Lease. Tenant agrees to accept the Demised Premises and the Building subject to violations not of record, if any. Notwithstanding the foregoing, Owner represents that the Building is in compliance with all applicable laws in all material respects.

         19. Bankruptcy.

                  (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be canceled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the laws of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article shall be applicable only to the party then owning Tenant's interest in this lease.

                  (b) It is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof, Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part of the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

         20. Default.

                  (a) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of Base Rent or Additional Rent; or if the Demised Premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant's property whereupon the Demised Premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under Section 235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days' notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the Demised Premises to Owner but Tenant shall remain liable as hereinafter provided.

                  (b) If the notice provided for in (a) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of Additional Rent herein mentioned or any part of either or in making any other payment herein required; then and in any if such events Owner may without notice, re-enter the demised premised either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of Demised Premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

                  (c) If Owner does not receive any part of the Base Rent or Additional Rent herein reserved or any other sum required to be paid by Tenant within ten (10) days after the due date thereof, Tenant shall pay Owner, as Additional Rent, a late charge of $25.00. If Owner does not receive any part of the Base Rent or Additional Rent reserved or any other sum required to be paid by Tenant within 30 days after the due date thereof Tenant shall pay over as Additional Rent a late charge of 5% of the overdue amount to pay Owner's increased costs of collection and administration.

         21. Remedies of Owner and Waiver of Redemption.

                  (a) In case of any default by Tenant, re-entry, expiration and/or dispossess by summary proceedings or otherwise, (i) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (ii) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner's option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (iii) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant to observe and perform said Tenant's covenants herein contained, any deficiency between the rent hereby reserved and/or covenanted to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the Demised Premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant's liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorneys' fees, brokerage, advertising and for keeping the Demised Premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the Demised Premises in good order or preparing the same for re-rental may, at Owner's option, make such alterations, repairs, replacements, and/or decorations in the Demised Premises as Owner, in Owner's sole judgement, considers advisable and necessary for the purpose of re-letting the Demised Premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the Demised Premises, or in the event that the Demised Premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable to Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of Demised Premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

                  (b) If Tenant shall fail to perform any obligation hereunder, Owner, after notice to Tenant, in addition to any other remedy hereunder, may perform the obligation on behalf of and for the account of Tenant, and the cost of performing such obligation of the cost to Owner of performing the obligation for the account of Tenant, together with interest at the maximum legal rate, shall be deemed Additional Rent.

                  (c) Any remedy of Owner provided for hereunder shall be in addition to, and not in exclusion of, any other remedy available to Owner.

                  (d) In no event shall Tenant be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages (nor shall Tenant claim any money damages by way of off-set, counterclaim or defense) based upon any claim or assertion by Tenant that Owner has unreasonably withheld or delayed its consent or approval in those instances, if any under this Lease wherein Owner is required not to unreasonably withhold its approval or consent. Tenant's sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.


         22. Fees and Expenses.

                  (a) Tenant shall be responsible for all of Owner's costs and expenses of enforcing this Lease or defending any claim or action brought by Tenant arising under or in connection with this Lease. If Owner is required to send any notice of default, demand, or engage in any action or other proceeding for which Owner deems it advisable to retain an attorney, then Tenant shall pay Owner Owner's reasonable attorney's fees incurred in connection with such notice demand, action or proceeding together with Owner's fees and disbursements.

                  (b) The costs and expenses incurred by reason of Tenant's default shall be deemed to be Additional Rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant's lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages. If Owner shall default under this Lease, and Tenant shall prevail in any action or proceeding to enforce this Lease against Owner, Owner shall pay Tenant for reasonable attorney's fees and other reasonable costs and expenses incurred in connection with such action or proceeding.

         23. Building, Alterations and Management.

                  Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements provided that Tenant's business operations are not materially adversely affected for more than ten (10) business days. Furthermore, Tenant shall not have any claim against Owner by reason of Owner's imposition of such controls of the manner of access to the building by Tenant's social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

         24. No Representations by Owner.

                  Except as specifically set forth in this Lease, neither Owner nor Owner's agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the Demised Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth in the provisions of this lease. Tenant has inspected the Building and the Demised Premises and is thoroughly acquainted with their condition and agrees to take the same "as is" and acknowledges that the taking of possession of the Demised Premises by Tenant shall be conclusive evidence that the said premises and the Building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understanding and agreements heretofore made between the parties hereto are merged in this contract, which alone fully completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

         25. End of Term.

                  (a) Surrender of Premises. Upon the expiration or other termination of the term of the lease, Tenant shall quit and surrender to Owner the Demised Premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair any damage due to casualty as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

                  (b) Holdover. Should the Tenant hold over in possession after the expiration or an earlier termination of the original term or of any extended term of this Lease, such holding over --shall not be deemed to extend the term or renew the Lease, nor to establish a month-to-month tenancy (but such holding over thereafter shall continue upon the covenants and conditions set forth in this Lease), except that the charge for use and occupancy of such holding over ("USE FEE") for each calendar month or part thereof (even if such part shall be a small fraction of a calendar month) shall be the sum of:

                           (i) 1/12 of the highest annual Base Rent set forth in
this Lease, times 1-1/2; plus

                           (ii) 1/12 of all other items of annual Additional
Rent, which annual Additional Rent would have been payable pursuant to this Lease, had this Lease not expired; plus

                           (iii) Those other items of Additional Rent (not
annual Additional Rent) which should have been payable pursuant to this Lease, had this Lease not expired.

Tenant agrees to pay to Owner the Use Fee on the first day of each month for which the Use Fee is due upon demand in full without setoff. Tenant agrees that said Use Fee is commercially reasonable.

         26. Quiet Enjoyment.

                  Owner covenants and agrees with Tenant that upon Tenant paying the Base Rent and Additional Rent and observing and performing all the terms, covenants and conditions, on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease and to the ground leases, underlying leases and mortgages mentioned herein.



         27. Failure to Give Possession.

                  If Owner is unable to give possession of the Demised Premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any Tenant, undertenant or occupants or if the Demised Premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured for any other reason. Owner shall be subject to liability in an amount equal to $100 per day for each day after August 1, 1999 until Owner gives possession of the Demised Premises to Tenant. The validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any wise to extend the term of this Lease, and the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner's inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this Lease. If permission is given to Tenant to enter into the possession of the Demised Premises or to occupy premises other than the Demised Premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease except the obligation to pay the amount of fixed annual Base Rent set forth in this Lease, but if the Demised Premises are occupied prior to the Rent Commencement Date, Tenant shall pay the amount of the Electricity Inclusion Factor, prorated for the period so occupied.

         28. No Waiver.

                  The failure to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of Base Rent and/or Additional Rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner's right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner's agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner's agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

         29. Waiver of Trial by Jury.

                  It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant's use or of occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding, including a counterclaim relating to the maintenance and repair of the Demised Premises except for statutory mandatory counterclaims.

         30. Inability to Perform.

                  This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no wise be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delaying in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

         31. Bills and Notices.

                  A bill, statement or communication other than formal notices required or permitted to be given hereunder, which Owner may desire to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by regular mail addressed to Tenant at the building of which the Demised Premises form a part or left at the Demised Premises addressed to Tenant at the time of rendition of such bill or statement or communication shall be deemed to be the time when the same is delivered, mailed or left at the Demised Premises as hereinabove provided.

                  Any notice required or permitted under this Lease shall be deemed sufficiently given or served if sent by United States certified mail, return receipt requested, addressed as follows:

                  If to Owner to:
                  Sono Equities, LLC and 1122 Associates, LLC
                  c/o Prime Locations, Inc.
                  50 Washington Street
                  South Norwalk, Connecticut 06854
                  Attention: Lloyd Amster

                  If to Tenant to:

                  EDGAR Online, Inc.
                  50 Washington Street
                  South Norwalk, Connecticut 06854
                  Attention: Thomas Vos


                  Landlord and Tenant shall each have the right from time to time to change the place notice is to be given under this Article by giving written notice thereof to the other party.

         32. Services Provided by Owners.

                  (a) As long as Tenant is not in default under any of the material covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (i) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (ii) heat to the Demised Premises when and as required by law, on business days from 8 a.m. to 6 p.m. and Saturday from 8:00 a.m. to 3:00 p.m.; (iii) water for ordinary lavatory and office kitchen purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities, Owner may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as Additional Rent as and when bills are rendered; (iv) cleaning service for the Demised Premises as described in Exhibit C appended to this Lease, on business days at Owner's expense provided that the same are kept in order by Tenant. If Tenant desires to obtain supplementary cleaning services, Tenant agrees that only persons approved by Owner shall be permitted to enter the Demised Premises or the Building for such purpose; (v) air-conditioning/cooling will be furnished to Tenant from May 15th through September 30th on business days (Monday through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m. and Saturdays from 8:00 a.m. to 3:00 p.m. and ventilation will be furnished during the aforesaid hours except when air-conditioning/cooling is being furnished as aforesaid. Owner shall maintain the common areas of the Building including replacing light bulbs when necessary.

     Owner shall provide a lobby attendant Monday through Friday between 8:00 A.M. and 11:00 P.M. and Saturdays from 8:00 A.M. to 3:00 P.M. Owner shall maintain a 24 hour card access system at the front and rear entrance to the building, with a Central Station Monitoring system and 24 hour surveillance by video camera.

                  (b) After Hours and Additional Services. The Base Rent does not include any charge to Tenant for the furnishing of heat, air-conditioning or mechanical ventilation to the Demised Premises during periods other than the hours and days set forth in section (a) of this Article for the furnishing of such services (referred to as "Overtime Periods"). Accordingly, if Owner shall furnish any heat, air-conditioning or ventilation to the Demised Premises during Overtime Periods, then Tenant shall pay Owner additional rent for such services at the standard rates then fixed by the Owner or, if no such rates are then fixed, at reasonable rates. The services referred to in this Article shall be furnished to Tenant upon reasonable advance request by Tenant. Alternatively, Owner shall, at Owner's election, install controls which permit Tenant to regulate when such overtime services are furnished. All of the services referred to in this Article are conveniences and are not and shall not be deemed to be appurtenances to the Demised Premises, and the failure of Owner to furnish any of such services shall not constitute or give rise to any claim of an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Owner or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise.

                  (c) Owner reserves the right to suspend operation of the heating system, the air conditioning system, the ventilation system, elevator service, the plumbing system, electric power systems, cleaning or other services (collectively the Building Systems) when Owner in its judgment deems it necessary by reason of accident or emergency, or the making the necessary repairs, and such suspension may continue until such repairs have been completed, and Tenant agrees that Owner shall not thereby be responsible in any way to Tenant or be subject to any claim by Tenant therefor and that the same shall not entitle Tenant to any compensation or to any abatement or diminution of rent, or relieve Tenant from any of its obligations under this Lease or impose any liability upon Owner or its agents by reason of any inconvenience or annoyance to Tenant, or injury to or interruption of Tenant's business or otherwise provided that such interruption of service does not materially adversely affect Tenant's business operations for a period exceeding ten (10) business days. Tenant further agrees that Owner shall have no responsibility to Tenant or liability for failure to operate the Building Systems when the operation is prevented by force majeure or failure of equipment or electric current, steam or water or other suitable power supply. Owner agrees, however, that it will use reasonable efforts to remove or eliminate the cause of any such failure. Owner shall give reasonable prior notice to Tenant when Owner must suspend operation of the Building Systems for routine planned maintenance.

         33. Captions.

                  The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease nor the intent of any provisions thereof.

         34.      Additional Definitions.

                  (a) As used in this Lease, the following terms shall be construed as follows:

                           (i) The term "including": means "including but not limited to".

                           (ii) The term "may": means "may but is not obligated to".

                           (iii)    The term "or": means "and/or".

                           (iv) The term "at any time" shall be construed as "at any time or from time to time".

                           (v) The term "any" shall be construed as "any and all".

                           (vi) The term "tenant": includes Tenant, agents, employees, contractors, concessionaires, and licensees of Tenant.

                           (vii) The term "repair": means "repair, maintain or replace".

                           (viii) The term "office", or "offices", wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing.

                           (ix) The term "Owner" means a landlord or lessor, and as used in this lease means only the Owner, or the mortgagee in possession, for the time being of the land and building (of the Owner of a lease of the building or of the land and building) of which the Demised Premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, provided that the Purchaser or Lessee assumes the obligations of Owner under this Lease the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder.

                           (x) The words "re-enter" and "re-entry" as used in this lease are not restricted to their technical legal meaning.

                           (xi) The term "business days" as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service.

                           (xii) Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

         35. Adjacent Excavation-Shoring.

                  If an excavation shall be made upon land adjacent to the Demised Premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the Demised Premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which Demised Premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

         36. Rules and Regulations.

Tenant and Tenant's servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations set forth in Exhibit B and such other and further reasonable Rules and Regulations as Owner or Owner's agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner's agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the Fairfield County office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant's part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other Tenant and Owner shall not be liable to Tenant for violation of the same by any other Tenant, its servants, employees, agents, visitors or licensees, licensees, but the Owner shall enforce the Rules and Regulations in a consistent manner.

         37. Security.

                  (a) Tenant has deposited with Owner the sum of $21,875.00 (the "Security Deposit") as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment or Base Rent and Additional Rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any Base Rent and Additional Rent or any other sum as to which Tenant is in default or for any such which Owner may expend or may be required to expend by reason of Tenant's default in respect of any of the terms, covenants and conditions of this lease, including, but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the Demised Premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the Demised Premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and upon the new Owner's acknowledgment of receipt thereof, Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

                  (b) The Security Deposit shall be increased by Tenant whenever Owner requests Tenant to do so so that Owner will always maintain on deposit an amount equal to two (2) months Base Rent at then current rates.

                  (c) If at any time during the terms hereof Owner shall apply all or a portion of Tenant's Security Deposit to cure a default of Tenant hereunder, Tenant shall promptly and without further demand, deposit with Owner an amount equal to the portion of the Security Deposit so applied by Owner so that Owner shall at all times have the total amount of security required hereunder.

                  (d) No holder of a mortgage or deed of trust or a lessor under a ground lease to which this Lease is or may become subordinate shall be responsible for the Security Deposit, unless such mortgagee or holder of such deed of trust or lessor shall have actually received such Security Deposit.

         38. Estoppel Certificate.

                  At any time from time to time, within ten (10) days after Owner shall request the same, Tenant will execute, acknowledge and deliver to Owner and to such Mortgagee or other party as may be designated by Owner, a certificate in form reasonably acceptable to Owner certifying that this Lease is unmodified and in full force and effect (or that same is in full force and effect as modified, listing the instruments of modification), the dates to which the Base Rent, Additional Rent and other charges have been paid, and whether or not to the best knowledge of Tenant, Owner is in default hereunder (and if so, specifying the notice of the default), it being intended that any such statement being delivered pursuant to this Section may be relied on by a prospective purchaser or mortgagee of Owner's interest. In the event that Tenant fails to provide such certificate within ten (10) days after request therefor by Owner, Tenant shall be deemed to have authorized Owner to respond to Owner's request as Tenant's attorney-in-fact on Tenant's behalf and Owner is hereby authorized to so certify and deliver such certificate. Owner shall also furnish a similar estoppel certificate to Tenant upon ten (10) days prior notice.


         39. Successor and Assigns.

                  The covenants, conditions and agreements contained in this Lease shall bind and insure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns.

         40. Execution and Delivery.

                  (a) Submission by the Owner of this Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Owner and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

                  (b) This Lease shall be void and of no force and effect if the check given hereunder for the Security Deposit is not honored on first deposit, and Tenant will be liable for any costs of Owner (including attorney's fees) incurred in connection with the execution of this Lease and enforcement of Owner's rights hereunder.

         41. Additional Rent.

                  Any sum that Tenant is obligated to pay hereunder, or which Owner pays on behalf of or for the account of Tenant, including taxes, insurance, operating expenses, late charges, and costs of enforcement of this Lease (including legal fees, witness fees and disbursements), shall be deemed Additional Rent. Owner shall have the same rights and remedies with respect to collection of Additional Rent as any other item of rent under the Lease. Tenant's obligation to pay any item of Additional Rent that accrues during the term shall survive the expiration of the term.

         42. General.

                  (a) Any restriction on any acts of Tenant shall also restrict Tenant from permitting such act to be performed.

                  (b) Wherever a requirement is imposed on any party, it shall be deemed that the party shall be required to perform the requirement at its own expense unless it is specifically otherwise provided.

                  (c) This Lease is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein. No course of prior dealings between the parties or their officers, employees, agents or affiliates shall be relevant or admissible to supplement, explain or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease. No representations, understandings or agreements have been made or relied upon in the making of this Lease other than those specifically set forth herein. This Lease can be modified only by a writing signed by the party against whom the modification is enforceable.

                  (d) If any term or provision, or any portion thereof, of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances, other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                  (e) Nothing contained in this Lease shall be construed so as to confer upon any other party the rights of a third party beneficiary except rights contained herein for the benefit of a Mortgagee.

                  (f) If Tenant is a corporation, the persons executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in Connecticut; all Tenant's franchise and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

                  (g) This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the State of Connecticut. Tenant consents to personal jurisdiction and venue in the State of Connecticut, Fairfield County.


         IN WITNESS WHEREOF, Owner and Tenant have respectively signed this lease as of the day and year first above written.


Witness for Owner:                       SONO EQUITIES, LLC AND 1122 ASSOCIATES,
                                         LLC

 /s/ Illegible                           By:  Prime Locations, Inc. - Agent
-------------------------------


                                         By: /s/ Lloyd Amster
                                            -------------------------------
                                              Lloyd Amster, President

Witness for Tenant:
                                         EDGAR Online, Inc.

 /s/ Illegible                           By: /s/ Thomas Voss
-------------------------------             -------------------------------
                                              Thomas Voss, President

                                 RIDER TO LEASE
           BETWEEN SONO EQUITIES, LLC AND 1122 ASSOCIATES, LLC, OWNER
                         AND EDGAR ONLINE, INC., TENANT

43.   Rider to Prevail.

                  In case of any conflict between this Rider and the printed portion of this Lease, this Rider shall control.

         44. Operating Expenses.

                  (a) Definitions: For the purposes of this Article 44, the following definitions shall apply:

                           (i) "OPERATING YEAR" shall mean the twelve (12)
                  consecutive months which constitute the calendar year during which the term of this Lease commences and each subsequent period of twelve (12) months during which occurs any portion of the term of this Lease.

                           (ii) "LEGAL REQUIREMENTS" shall mean laws, statutes
                   and ordinances (including building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all federal, state, county, city and borough departments, bureaus, boards, agencies, offices, commissions and other subdivisions thereof, or of any official thereof, or any other governmental public or quasi-public authority, whether now or hereafter in force, including without limitation, The Americans with Disabilities Act of 1990, Public Law 101-336 42 U.S.C.A. (section) 12101 et. seq., as amended, which may be applicable to the land or building or the Demised Premises or any part thereof, or the sidewalks, curbs or areas adjacent thereto and all requirements, obligations and conditions of all instruments of record on the date of this lease.

                           (iii) The term "OPERATING EXPENSES" shall mean the
                  total of all the costs and expenses incurred or borne by Owner in connection with the operation and maintenance of the Building (and parking areas), and the services provided Tenants therein, including all expenses incurred as a result of Owner's compliance with any of its obligations hereunder. Operating Expenses shall include, without being limited thereto, the following: (1) salaries, wages, medical, surgical and general welfare benefits (including group life insurance) and pension payments of employees of Owner engaged in the operation and maintenance of the Building; (2) payroll taxes, worker's compensation, uniforms and dry cleaning for the employees referred to in subparagraph (1); (3) the cost of all charges for steam, gas, heat, ventilation, air-conditioning and water (including water and sewer rentals) furnished to the Building, (including the Building common areas thereof), together with any taxes on any such utilities; (4) the cost of all charges for rent, casualty, war risk (if obtainable from the United States Government), liability and other types of insurance; (5) the cost of all building and cleaning supplies and cleaning charges for the Building, including common areas;
                  (6) the cost of all charges for management to the extent that any such fees are normal and customary for a building of this nature in Fairfield County; (7) the cost of cleaning and service contracts for any areas of the Building; (8) the cost of Building electric current for common areas including, without limitation, parking areas (for the purpose of this clause (9), the cost of Building electric current shall be deemed to mean the cost of all electricity purchased, including any taxes thereon or fuel or other adjustments in connection therewith, for use in the Building and the parking areas other than that which is furnished to the demised space of other Tenants in the Building); if electricity is provided by Owner on a rent inclusion basis the parties agree that fifty percent (50%) of the Building's payment to the public utility for the purchase of electricity shall be deemed to be payment for Building electric current; (10) the cost relating to the elevators and escalators for the Building; (11) the cost relating to protection and security of the Building; (12) the cost relating to lobby decorations and interior and exterior landscape maintenance; (13) repairs, replacements and improvements performed after calendar year 1999 which are appropriate for the continued operation of an office building in Fairfield County comparable to the Building; (14) painting of non-tenanted areas; (15) professional and consulting fees for normal and customary services related to the operation of the

                  Building; (16) association fees or dues and (17) the cost of capital expenditures made to the Building by reason of the laws and requirements of any public authorities or the requirements of insurance bodies which are incurred after the Base Year. The term "Operating Expenses", as used and defined under this subsection (a)(iii), shall not, however, include the following items: (1) interest on and amortization of any mortgages encumbering the Land or the Building; (2) the cost of Tenant improvements made for new Tenant(s) or existing Tenants of the Building in connection with the modification and/or extension of such Tenant's lease; (3) brokerage commissions; (4) financing or refinancing costs; (5) taxes; and (6) salaries and fringe benefits for officers, employees and executives above the grade of building manager.

                           If Owner shall purchase any item of capital equipment
                  or make any capital expenditure other than those referred to in subparagraph (xvi) above, then the cost thereof shall be included in Operating Expenses. The costs of such capital equipment or capital expenditures are to be included in Operating Expenses for the Operating Year in which the costs are incurred and subsequent Operating Years, on a straight line basis, based on their useful life but in no event longer than ten (10) years with an interest factor (the "INTEREST RATE") equal to the prime interest rate published by Chase Manhattan Bank, N.A. (or its successor) plus one (1%) in effect at the time of Owner's having incurred said costs. If Owner shall lease any such item of capital equipment, the rentals and other costs paid or incurred in connection with such leasing shall be included in Operating Expenses for the Operating Year in which they were incurred.

                           If during all or part of any Operating Year, Owner
                  shall not furnish any particular items(s) of work or service (which would constitute an Operating Expense hereunder) to portions of the Building (including without limitation the Demised Premises) due to the fact that such portions are not occupied or leased, or because such item of work or service is not required or desired by a Tenant (including, without limitation, Tenant), or such Tenant is itself obtaining and providing such item of work of service, or for any other reasons, then, for the purposes of computing the Additional Rent payable hereunder pursuant to subsections (i) and (ii) of Section (b) of this Article, the amount of the expenses for such item(s) for such period shall be deemed to be increased by an amount equal to the additional operating and maintenance expenses which would reasonably have been incurred during such period by Owner if it had at its own expense furnished such item(s) of work or services to such portion of the Building.

                           (iv) "BASE OPERATING EXPENSES" shall mean the
                  Operating Expenses as defined in subsection a (iii) of this Article for the calendar year 1999.

                           (v) "TENANT'S PROPORTIONATE SHARE" shall mean 4.3%
                  percent.


                           (vi) "TENANT'S PROPORTIONATE SHARE OF INCREASE" shall
                  mean Tenant's Proportionate Share multiplied by the increase in Operating Expenses for an Operating Year over the Base Operating Expenses, but in no event more than the sum of Sixteen Thousand and One Hundred Seventy ($16,170.00) Dollars for any Operating Year.


                           (vii) "TENANT'S PROJECTED SHARE OF INCREASE" shall
                  mean: (1) for the year 2000, Owner's reasonably estimated increase in costs for the year 2000 over the Base Operating Expenses divided by 12 and payable monthly by Tenant to Owner as additional rent; and (2) for each operating year after the year 2000, tenant's Proportionate Share of Increase for the prior Operating Year and the reasonably estimated increase in costs for the current Operating Year divided by twelve (12) but in no event shall Tenant's Projected Share of Increase in any month during such

                  Operating Year exceed the sum of One Thousand Three Hundred Forty Seven Dollars and fifty cents ($1,347.50).

                           (viii) The Term "ESCALATION STATEMENT" shall mean a
                  statement setting forth the amount payable by Tenant for a specified Operating Year pursuant to this Article.

                  (b) Additional Rent Payable for Increase in Operating Expenses
(i) On the first day of the first month of each Operating Year, commencing in the year 2000 and monthly thereafter throughout the term of this Lease, Tenant shall pay to Tenant's Projected Share of increase. If, however, Owner shall furnish any such estimate for an Operating Year subsequent to the commencement thereof, then (a) until the first day of the month following the month in which such estimate is furnished to Tenant, Tenant shall pay to Owner on the first day of each month an amount equal to the monthly sum payable by Tenant to Owner under this Section in respect of the last month of the preceding Operating Year;
(b) promptly after such estimate is furnished to Tenant, shall give notice to Tenant stating whether the installments of Tenant's Projected Share of Increase previously made for such Operating Year were greater or less than the installments of Tenant's Projected Share of Increase to be made for such Operating Year in accordance with such estimate, and (1) if there shall be a deficiency, Tenant shall pay the amount thereof within 30 days after demand therefor, or (2) if there shall have been an overpayment, Owner shall promptly either refund to Tenant the amount thereof or permit Tenant to credit the amount thereof against subsequent payments under this Article; and (c) on the first day of the month following the month in which such estimate is furnished to Tenant, and monthly thereafter throughout the remainder of such Operating Year, Tenant shall pay to Owner an amount equal to Tenant's Projected Share of Increase as shown on such estimate.

                           (ii) Within 180 days after the expiration of any
                  Operating Year, Owner shall furnish Tenant an Escalation Statement setting forth Tenant's Proportionate Share of Increase, with respect to the Operating Expenses incurred for such Operating Year. Upon request of Tenant, Owner shall make available to Tenant or its agent all information from which entries on the Escalation Statement were taken

                           (iii) If the Escalation Statement furnished by Owner
                  to Tenant pursuant to subsection (b)(ii) above at the end of the then Operating Year shall indicate that Tenant's Projected Share of Increase exceeds Tenant's Proportionate Share of Increase, Owner shall forthwith either (1) pay the amount of excess directly to Tenant concurrently with the notice or (2) permit Tenant to credit the amount of such excess against the subsequent payments of rent due hereunder; if such statement furnished by Owner to Tenant hereunder shall indicate that Tenant's Proportionate Share of Increase exceeds Tenant's Projected Share of Increase for the then Operating Year, Tenant shall forthwith pay the amount of such excess to Owner within thirty (30) days after receipt of such Escalation Statement for any Operating Year.

                  (c) In the event that the Commencement Date of the term of this lease shall be other than the first day of an Operating Year or the date of the expiration or other termination of this lease shall be a day other than the last day of an Operating Year, then, in such event, in applying the provisions of this Article with respect to any Operating Year in which such event shall have occurred, appropriate adjustments shall be made to reflect the occurrence of such event on a basis consistent with the principles underlying the provisions of this Article taking into consideration the portion of such Operating Year which shall have elapsed after the term hereof commences in the case of the Commencement Date, and prior to the date of such expiration or termination in the case of the Expiration Date or other termination.

                  (d) Payments shall be made pursuant to this Article notwithstanding the fact that an Escalation Statement is furnished to Tenant after the expiration of the term of this Lease.

                  (e) Owner's failure to render an Escalation Statement with respect to any Operating Year shall not prejudice Owner's right to thereafter render an Escalation Statement with respect thereto or with respect to any subsequent Operating Year. Tenant's obligation to pay escalation charges for an Operating Year during the term of this Lease shall survive the expiration or earlier termination of this lease.

                  (f) Tenant shall be entitled, at its own expense, to audit any of Owner's financial records which relate to the preparation of the operating expense escalation. Each Escalation Statement shall be conclusive and binding upon Tenant unless within sixty (60) days after receipt of such Escalation Statement, Tenant shall notify Owner that it disputes the correctness of such Escalation Statement, specifying the particular respects in which such Escalation Statement is claimed to be incorrect (an "EXPENSE DISPUTE NOTICE"). In the event that Owner and Tenant, and their agents, are unable to resolve any dispute within thirty (30) days after receipt by Owner of an Expense Dispute Notice, they shall submit the matter to arbitration with the American Arbitration Association (the "AAA")(commercial real estate dispute rules) or other dispute resolution medium they can agree upon, with the proceedings to take place in Fairfield County, CT. The decision of the AAA or any such dispute resolution medium shall be binding on Owner and Tenant.

         45. Real Estate Taxes.

                  (a) "REAL ESTATE TAXES" shall mean all taxes and assessments, and any bill for work done or services performed by a governmental agency other than emergency repairs which may be levied, assessed or imposed at any time during the term of this Lease by any governmental authority upon or against the land or building of which the Demised Premises are a part or personal property owned in conjunction therewith. In addition, if due to a future change in the method of taxation, any franchise, income, profit or other tax or payment shall be levied against the Owner which is in whole or part in substitution for or in lieu of any tax which would otherwise constitute a Real Estate Tax, such tax or payment shall be deemed to be a Real Estate Tax for the purposes hereof.

                  (b) Tenant agrees to pay as additional rent (Tenant's "REAL ESTATE TAX CONTRIBUTION") 4.3% ("TENANT'S SHARE") of any increase in Real Estate Taxes due and payable by Owner for each tax year above the Real Estate Taxes paid by Owner for the tax year from July 1, 1999 through June 30, 2000 ("the BASE TAX YEAR"). For the final year of the lease term, the Tenant shall be obligated to pay only an equitable pro rata share of such percentage of any increase in Real Estate Taxes over the Base Year based on the portion of the term that falls within the applicable tax year. Tenant shall pay Tenant's Real Estate Tax Contribution within thirty (30) days following Owner's demand.

                  (c) Commencing July 1, 2000 through the end of the term of this Lease, Tenant shall pay monthly installments on account of its Real Estate Tax Contribution during the term as follows: The initial installments shall be determined by Owner based on one-twelfth (1/12) of the Tenant's proportionate share of the increase in the Real Estate Taxes due from Owner for the tax year from July 1, 2000 through June 30, 2001 over the Base Year. Thereafter, Tenant's installments shall be one-twelfth (1/12) of the increase in Real Estate Taxes for such tax year over the Base Year.

                  (d) If Owner should incur any expenses in connection with Owner's successful endeavor to reduce the assessed valuation or to reduce any bill for work done or services rendered, assessment or levy, water or sewer charges, thereby reducing Tenant's share of increased Real Estate Taxes as set out above in section (b) of this Article, Tenant shall pay as Additional Rent Tenant's Share of such expenses of Owner, and such amount shall be paid by Owner as additional rent within 10 days after Owner's demand.

                  (e) A copy of a Real Estate Tax bill, bill for assessment or levy, bill from Owner for expenses of any proceeding to obtain a Real Estate Tax reduction, or a letter from Owner's mortgagee attesting to any such amount shall be conclusive evidence of the amount of any Real Estate Tax or expense of obtaining a reduction.

                  (f) All payments required to be made under this Article shall be deemed Additional Rent. Tenant's obligation to make all such payments shall survive the expiration or other termination of this Lease.

         46. Directory Listing.

                  Tenant shall be entitled to one directory listing on the lobby directory and on the directory on the landing outside the elevator on the floor.

         47. Broker.

                  Owner and Tenant covenant, warrant and represent to each other that they have not dealt with any broker except Prime Locations, Inc. (the "BROKER") who brought about this Lease. The Broker's commission shall be paid by Owner pursuant to a separate agreement. Tenant and Owner agree to indemnify and hold each other harmless against and from and against any claims for any brokerage commissions including, without limitation, attorney's fees and expenses, arising out of any conversation or negotiation had by the indemnifying party with any other broker or finder.

         48. Owner's Work.

                  (a) Owner hereby covenants and agrees that Owner will, and in a good and workmanlike manner, make and complete the following work and installments, in and to the Demised Premises (Owner's Work) in such manner so that the Demised Premises will be tasteful and dignified executive and general offices: (i) replace damaged or discolored ceiling tiles with building standard tiles; (ii) remove approximately 25 linear feet of demising wall as indicated on Exhibit B-1 annexed hereto and made a part hereof; (iii) install new wiring for data and phone transmission; (iv) scrape, tape, plaster where necessary and paint throughout with building standard paint, Tenant's choice of color; (v) install building standard carpeting throughout, Tenant's choice of color, price not to exceed $15.00 per yard; (vi) redecorate the elevator landing; and (viii) install a security lock out mechanism on the elevator.

                  (b) Owner shall obtain bids from no fewer than three (3) contractors for the completion in and to the Demised Premises of the work and installations specified in the final plan ("OWNER'S INITIAL WORK"). Tenant shall be entitled to specify one or more contractors to bid on Owner's Initial Work subject to Owner's approval which approval shall not be unreasonably withheld. Owner shall hire the contractor who submits the lowest bid and who landlord reasonably believes is best qualified to perform Owner's Initial Work.

                  (c) Landlord shall contribute $60,000 towards the Owner's Initial Work (the "LANDLORD'S CONTRIBUTION"). To the extent the cost of Owner's Initial Work will exceed $ 60,000 (such excess being "TENANT'S CONTRIBUTION") then within ten (10) business days after Owner notifies Tenant that a bid for completion of Owner's Initial Work has been accepted by Owner, Tenant shall deposit with Owner the "TENANT'S CONTRIBUTION".

                  (d) At any and all times during the progress of Owner's Initial Work, representatives of Owner and Tenant shall have the right of access to the Demised Premises and inspection thereof (provided, however, that such representatives use reasonable efforts to minimize interference with the performance of Owner's Initial Work).

         49. Relocation and Substitution of Premises. - Intentionally Deleted.


         50. Hazardous Waste.

                  (a) Tenant covenants and agrees not to suffer, permit, introduce or maintain in, on or about any portion of the Demised Premises, any asbestos, polychlorinated biphenyls, petroleum products or any other hazardous or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules or regulations (whether now existing or hereinafter enacted or promulgated or any judicial or administrative interpretation of any thereof, including any judicial or administrative orders or judgments, herein collectively called "HAZARDOUS MATERIALS"). Tenant further covenants and agrees to indemnify, protect and save Owner harmless against and from any and all damages, losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, attorneys' and experts' fees and disbursements) which may at any time be imposed upon, incurred by or asserted or awarded against Owner and arising from or out of any Hazardous Materials on, in, under or affecting all or any portion of the building or the Demised Premises, which are introduced or permitted to be introduced by Tenant at any time during the term of the Lease, including, without limitation (i) the costs of removal of any and all Hazardous Materials from all or any portion of the building or the Demised Premises or any other affected area, (ii) additional costs required to take necessary precautions to protect against the release of Hazardous Materials on, in, under or affecting the building or the Demised Premises, into the air, any body of water, any other public domain or any other surrounding areas and (iii) any costs incurred to comply, in connection with all or any portion of the building or the Demised Premises, with all applicable laws, orders, judgments and regulations with respect to Hazardous Materials.

                  (b) Owner, at Owner's expense, shall have the right, from time to time, upon ten (10) days prior notice, to cause the Demised Premises to be inspected and tested for the presence of Hazardous Materials (other than any Hazardous Material which may be permitted in accordance with subdivision (a) above) or the correction of any condition existing at the Demised Premises as a result of any such Hazardous Materials. Tenant covenants and agrees to cooperate with Owner's representatives and agents in the making of such inspections and tests by furnishing such information and access as may be necessary or required to carry out the same. In the event that any such tests or inspections shall reveal any Hazardous Materials or other condition existing in the Demised Premises as a result of actions of Tenant, Tenant's employees, officers, contractors, guests or invitees which requires corrective action or other remediation, Tenant shall pay to Owner, as Additional Rent, within fifteen (15) days after demand, the cost of such action or remediation, including the cost of an independent, licensed environmental consultant to monitor such work and to certify as to its full completion, and the cost of any filing fees and permit fees in connection therewith. Tenant specifically agrees that Owner shall not be liable to Tenant or any party claiming through or under Tenant for loss of business or other consequential damages arising out of such inspections, testing and work, nor shall Tenant or any other such party be entitled to any abatement of Base Rent or Additional Rent during the period such inspections, testing and work may be carried out.

                  (c) To the best of Owner's knowledge there are no hazardous materials in violation of environmental laws in the Demised Premises.

         51. Parking.

                  (a) At Owner's expense, Owner shall supply 22 non-reserved parking permits to park in the municipal lot, subject to availability and 1 reserved parking permits, also subject to availability from the municipality. Owner may charge $50.00 for providing a replacement permit in the event Tenant loses a permit. All parking is at Tenant's sole risk. Owner takes no responsibility for security in the lot or the physical condition of the lot.

         52. Option to Renew. Provided Tenant is not in material default at the time notice is given and Tenant is the Tenant originally named herein, Tenant shall have one option (the "EXTENSION OPTION") to extend the term of this Lease for an additional three (3) year term (the "EXTENSION PERIOD"). Notice to exercise the Extension Option must be given on or before six (6) months prior to the scheduled expiration date of the lease term. TIME IS OF THE ESSENCE WITH RESPECT TO GIVING NOTICE. If the Tenant fails to exercise the Extension Option in a timely manner, the Lease shall expire on the originally scheduled expiration date on the scheduled expiration date of the First Extension Period. If this Lease is timely extended beyond the initial term, this Lease shall continue in full force and effect and the annual rent for the additional three
(3) years of the First Extension Period shall be as follows:

                PERIOD                    ANNUAL RENT              MONTHLY RENT
                ------                    -----------              ------------

         7/1/2006 - 6/30/2007             $176,250.0                $14,687.50
         7/1/2007 - 6/30/2008             $181,573.50               $15,165.30
         7/1/2008 - 6/30/2009             $186,983.63               $15,581.97

         53. Cancellation of Existing Lease.

                  Tenant currently occupies the ninth floor west under an existing Lease. Owner's and Tenant's execution of the within Lease shall serve to cancel the existing lease as of the Lease Commencement Date date. Notwithstanding the cancellation of the existing lease the parties shall remain liable to each other for accrued obligations thereunder, but Owner shall be permitted to retain Tenant's Security Deposit and apply it against the amount of Security due from Tenant under this Lease.

         54. Termination Option

                  If iXL New York, Inc., the Tenant under a lease of the 9th floor west, in the Building exercises its option under such lease to relocate to another floor in the Building and to assign the 9th floor west lease to Tenant, Tenant shall have the right to terminate this Lease at any time thereafter provided that:

                           (a) Tenant shall give Owner notice (hereafter called
the "Termination Notice") of its election to terminate this Lease on a date (the "Accelerated Termination Date") not less than 3 months after the date of the Termination Notice.

                           (b) If Tenant exercises its option to terminate this
Lease, then this Lease shall end and expire upon the Accelerated Termination Date and the Base Rent and Additional Rent shall be paid and apportioned to such date.

OWNER:                                       TENANT:
SONO EQUITIES, LLC AND
1122 ASSOCIATES, LLC                         EDGAR Online, Inc.

By: Prime Locations, Inc. - Agent

By: /s/ Lloyd Amster                         By: /s/ Thomas Vos
   ------------------------------               --------------------------------
     Lloyd Amster, President                      Thomas Vos, President

                                   EXHIBIT A

                               EDGAR Online, Inc.


                          [DIAGRAM OF THE FLOOR PLAN]

                                    EXHIBIT B

         RULES AND REGULATIONS ATTACHED TO AND MADE A PART OF THIS LEASE IN ACCORDANCE WITH ARTICLE 36.

         1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other for ingress or egress from the Demised Premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant's expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

         2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designated or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

         3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the Demised Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Demised Premises, or permit or suffer the Demised Premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

         4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent.

         5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Demised Premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors an directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

         6. No Tenant shall mark, paint, drill into, or in any way deface any part of the Demised Premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Demised Premises, and, if linoleum or other similar floor covering is desired to be used an interlining of building's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

         7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the loss of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

         8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease of which these Rules and Regulations are a part.

         9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

         10. Owner reserves the right to exclude the from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

         11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner's opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

         12. Tenant shall not bring or permit to be brought or kept in or on the Demised Premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the Demised Premises.

         13. If the building contains central air-conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air-conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing venetian blinds and/or drapes and curtains when the sun's rays fall directly on the windows of the Demised Premises.

         14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner's prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with all laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

         15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner's option, be removed from the Demised Premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable by Owner, at Owner's sole discretion, such items as Owner may expressly designate. (2) Owner's Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant's removal, and to require Tenant to arrange for such collection at Tenant's sole cost and expense, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant's failure to comply with the provisions of this Building Rule 15, and, at Tenant's sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

                                   50 WASHINGTON STREET
                                  CLEANING SPECIFICATIONS

                                        Exhibit C

CLEANING SCHEDULE

A.   Office Areas - Nightly Monday - Friday

     -    Sweep all hard surface flooring

     -    Vacuum carpeting in elevator lobbies.

     - Damp mop ceramic tile, marble and terrazzo flooring in entrance foyers only.

     -    Vacuum all carpeted areas and rugs nightly.

     - Empty all wastepaper baskets, provide and replace liners as necessary, clean ashtrays, receptacles, etc., damp dust as necessary.

     - Clean all cigarette urns, wipe all doorknobs and replace sand or water as necessary.

     - Remove wastepaper and waste materials (normally fitting into a wastepaper basket) from designated premises to a designated area for disposal and place waste into Owner's compacting unit.

     - Remove from designated premises, for disposal in Owner's designated recycling containers, the following recyclable materials: white paper from designated container(s); bundled newspaper and corrugated cardboard boxes, which have been broken down. Provide and replace liners in tenant's designated white paper recycling container(s)

     - Dust and wipe clean all furniture, fixtures and window sills including telephones.

     - Provide and utilize drop cloths or any material necessary to ensure cleaning solvents or any staged refuse does not damage fabrics, carpets and/or finished surfaces.

Upon completion of cleaning work, lights shall be turned off, doors locked and the demised premises left in a neat and orderly condition, all by the Supervisors.

B.   Office Areas - Periodic Cleaning - Contractor to supply Annual Scheduling

     -    Damp mop all hard surfaced floors - weekly

     -    Wipe clean all interior metal - as necessary

     - Remove all finger marks from metal partitions, light switches, brass and other brightwork - as necessary.

     -    Do all high dusting (6'0" and above) quarterly.

C.   Lavatories - Nightly Monday - Friday

     - Sweep and wash all flooring using a proper disinfectant, rinse and dry.

     - Wash and clean all mirrors, powder shelves, brightwork, etc., including flushometers, piping and toilet seat hinges.

     - Wash both sides of all toilet seats using a proper disinfectant. Seats shall be left in an upright position.

     -    Wash all basins, bowls, and urinals using proper disinfectant.

     - Dust all partitions: tile walls, dispensers and receptacles. All partitions to be free from water splash stains and finger marks.

     -    Remove wastepaper and refuse

     -    Empty and clean paper towel and sanitary disposal receptacles.

     -    Fill toilet tissue holders, soap dispensers and towels dispensers: all